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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 1998

                                                      REGISTRATION NO.333-45609
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                 (ON FORM S-8)

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------

                           NATIONAL CITY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                             1900 East Ninth Street
                                Cleveland, Ohio
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   34-1111088
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                     44114
                                   (ZIP CODE)


          Fort Wayne National Corporation 1985 Stock Incentive Plan

          Fort Wayne National Corporation 1994 Stock Incentive Plan

Fort Wayne National Corporation 1994 Nonemployee Director Stock Incentive Plan


                           (FULL TITLE OF THE PLAN)

                             DAVID L. ZOELLER, Esq.
                             Senior Vice President,
                         General Counsel and Secretary
                           National City Corporation
                             1900 East Ninth Street
                             Cleveland, Ohio 44114
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (216) 575-2978
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        National City Corporation ("National City") hereby incorporates in this Registration Statement by reference its Annual Report on Form 10-K for the year ended December 31, 1997 and its Current Reports on Form 8-K dated January 13, 1998 and March 9, 1998, the description of National City Common Stock ("National City Common") set forth in the Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to Registration Statement No. 33-49823), each as filed with the Commission pursuant to the Exchange Act.

        All documents filed by National City pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        THIS REGISTRATION STATEMENT INCORPORATES DOCUMENTS OF NATIONAL CITY BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE NATIONAL CITY DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS REGISTRATION STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO NATIONAL CITY CORPORATION, 1900 EAST NINTH STREET, CLEVELAND, OHIO 44114, ATTENTION: THOMAS A. RICHLOVSKY, SENIOR VICE PRESIDENT AND TREASURER, TELEPHONE NUMBER (216) 575-2126, AND WILL BE FURNISHED WITHOUT CHARGE.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        The legality of the shares of National City Common have been passed upon for National City by Carlton E. Langer, Vice President and Assistant General Counsel of National City. Mr. Langer owns currently exercisable options to purchase shares of National City Common.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        National City. Under Section 145 of the Delaware General Corporation Law (the "DGCL"), directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of National City -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of National City, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. The DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to National City. To the extent that a person otherwise

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eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandated by the DGCL.

Article VI of National City's By-laws provides that National City must indemnify, to the fullest extent authorized by the DGCL, each person who was or is made party to, is threatened to be made a party to, or is involved in, any action, suit or proceeding because he is or was a director, officer or employee of National City or of any subsidiary (or was serving at the request of National City as a director, trustee, officer, employee or agent of another entity) while serving in such capacity against all expenses, liabilities or loss incurred by such person in connection therewith. The amount of any indemnification to which any person shall otherwise be entitled under Article VI shall be reduced to the extent that such person shall otherwise be entitled to valid and collectible indemnification provided by a subsidiary of National City or any other source.

     Article VI also provides that National City may pay expenses incurred in defending the proceedings specified above in advance of their final disposition. National City may advance expenses to any director, officer or employee only upon delivery to National City of an undertaking by the indemnified party stating that he has reasonably incurred or will reasonably incur actual expenses in defending an actual civil or criminal suit, action or proceeding in his capacity as such director, officer or employee, or arising out of his status as such director, officer or employee, and that he undertakes to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

     Finally, Article VI provides that National City may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, regardless of whether National City has the power or obligation to indemnify that person against such expense, liability or loss under the provisions of Article VI.

     The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of National City's Certificate or By-laws, or otherwise. Additionally, no amendment to National City's Certificate can increase the liability of any director or officer for any act or omission by him prior to such amendment.

ITEM 8.  EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

      3.1 Restated Certificate of Incorporation of National City Corporation, as amended, (filed as Exhibit 3.1 to National City Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

      3.2 National City Corporation First Restatement of By-Laws adopted April 27, 1987 (As Amended through October 24, 1994) (filed as Exhibit 3.2 to Registrant's Form S-4 Registration Statement No. 33-56539 dated November 18, 1994 and incorporated herein by reference).

      4.1 Instruments defining the rights of holders of certain long-term debt of National City and its consolidated subsidiaries are not filed as exhibits because the amount of debt under such instruments is less than 10% of the total consolidated assets of National City.
           National City undertakes to file these instruments with the Commission upon request.

      4.2 Credit Agreement dated as of February 2, 1996, by and between National City and the banks named therein (filed as Exhibit 4.2 to Registrant's Form S-4 Registration Statement No. 333-01697 dated March 13, 1996 and incorporated herein by reference).

      4.3 Certificate of Stock Designation dated as of February 2, 1998 designating National City Corporation's 6% Cumulative Convertible Preferred Stock, Series 1, without par value, and fixing the powers, preferences, rights, qualifications, limitations and restrictions thereof (filed as Appendix D to Registration Statement No. 333-45609 and incorporated herein by reference) in addition to those set forth in National City Corporation's Restated Certificate of Incorporation, as amended (filed as Exhibit 3.1 to National City Corporation's Annual Report on Form 10K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

      4.4 Form of Fort Wayne National Corporation 1985 Stock Incentive Plan (filed as Exhibit 4.4).

      4.5 Form of Fort Wayne National Corporation 1994 Stock Incentive Plan (filed as Exhibit 4.5).

      4.6 Form of Fort Wayne National Corporation 1994 Nonemployee Director Stock Incentive Plan (filed as Exhibit 4.6).

      5.1 Opinion of Carlton E. Langer as to the legality of the National City Common being registered (filed as Exhibit 5.1).

     23.1 Consent of Ernst & Young LLP, Independent Auditors for National City Corporation (filed as Exhibit 23.1).

     23.2 Consent of Carlton E. Langer (included in his opinion filed as Exhibit 5.1 to this Registration Statement and incorporated herein by reference).

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


    *24.1  Power of Attorney.

    *24.2  Power of Attorney.

     * Previously filed.

ITEM 9.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein; and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     "The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information."


     "Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable."

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

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 (ON FORM S-8) TO FORM S-4 REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THERETO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON THE 20TH DAY OF MARCH, 1988.

                                               NATIONAL CITY CORPORATION

                                               By /s/  THOMAS A. RICHLOVSKY
                                                      Thomas A. Richlovsky
                                                    Senior Vice President and
                                                            Treasurer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 (ON FORM S-8) TO FORM S-4 REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

               SIGNATURE                               TITLE                         DATE
----------------------------------------   ------------------------------     ------------------
 /s/  DAVID A. DABERKO*                    Chairman and Chief Executive         March 20, 1998
      David A. Daberko                     Officer, Director (Principal
                                           Executive Officer)
     SANDRA H. AUSTIN                      Director
      Sandra H. Austin
 /s/  CHARLES H. BOWMAN*                   Director                             March 20, 1998
      Charles H. Bowman
     EDWARD B. BRANDON                     Director
      Edward B. Brandon
 /s/  JOHN G. BREEN*                       Director                             March 20, 1998
      John G. Breen
 /s/  JAMES S. BROADHURST*                 Director                             March 20, 1998
      James S. Broadhurst
     DUANE E. COLLINS                      Director
      Duane E. Collins
 /s/  DANIEL E. EVANS*                     Director                             March 20, 1998
      Daniel E. Evans
 /s/  OTTO N. FRENZEL III*                 Director                             March 20, 1998
      Otto N. Frenzel III


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
               SIGNATURE                               TITLE                         DATE
----------------------------------------   ------------------------------     ------------------
     BERNADINE P. HEALY, M.D.              Director
Bernadine P. Healy, M.D.
 /s/  JOSEPH H. LEMIEUX*                   Director                             March 20, 1998
      Joseph H. Lemieux
 /s/  W. BRUCE LUNSFORD*                   Director                             March 20, 1998
      W. Bruce Lunsford
 /s/  ROBERT A. PAUL*                      Director                             March 20, 1998
      Robert A. Paul
 /s/  WILLIAM R. ROBERTSON*                Director                             March 20, 1998
      William R. Robertson
 /s/  WILLIAM F. ROEMER*                   Director                             March 20, 1998
      William F. Roemer
 /s/  MICHAEL A. SCHULER*                  Director                             March 20, 1998
      Michael A. Schuler
 /s/  STEPHEN A. STITLE*                   Director                             March 20, 1998
      Stephen A. Stitle
 /s/  MORRY WEISS*                         Director                             March 20, 1998
      Morry Weiss



     *Carlton E. Langer, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Post-Effective Amendment No. 1 (on Form S-8) to Form S-4 Registration Statement on behalf of each of the above-indicated officers and directors of National City Corporation (constituting a majority of the directors) pursuant to a power of attorney executed by such persons and previously filed with the Securities and Exchange Commission.

By /s/  CARLTON E. LANGER
    Carlton E. Langer
             Attorney-in-fact                                     March 20, 1998
                                                                  March 20, 1998